Exhibit 99.1

RLI DECLARES REGULAR DIVIDEND

PEORIA, ILLINOIS, August 14, 2019 -- RLI Corp. (NYSE: RLI) – The RLI Corp. board of  directors has declared a third quarter regular cash dividend of $0.23 per share, unchanged from the prior quarter. The dividend is payable on September 20, 2019, to shareholders of record as of August 30, 2019.

RLI has increased dividends in each of the last 44 years. The company’s dividend yield would be 1.00% based on the $0.92 indicated annual dividend and yesterday’s closing stock price of $92.27.

ABOUT RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s subsidiaries are rated A+ “Superior” by A.M. Best Company. To learn more about RLI, visit www.rlicorp.com.

MEDIA CONTACT

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

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